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                                                                   EXHIBIT 23(d)


                                    CONSENT


         We hereby consent to the inclusion in this Registration Statement on Form S-4 of our opinion, dated ____________________, 1995 and to the references to our firm in the Proxy Statement/Prospectus." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.


/s/ M. A. Schapiro & Co., Inc.




October ____, 1995